Exhibit 99.1

Regulus Therapeutics Announces Private Placement of Equity

May 6, 2019

Up to $41.8 Million in Gross Proceeds to be Funded in Two Tranches

LA JOLLA, Calif., May 6, 2019 /PRNewswire/ — Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs, today announced that it has entered into a definitive securities purchase agreement with certain institutional and other accredited investors for aggregate gross proceeds of up to approximately $41.8 million in a two-tranche private placement of equity. The initial tranche of approximately $16.7 million, priced at the market, is anticipated to close on or about May 7, 2019, subject to the satisfaction of customary closing conditions. Investors in the private placement include the Company’s two largest existing institutional shareholders, New Enterprise Associates (NEA) and BVF Partners L.P., and several members of the Board and management. The financing also includes participation from several new institutional investors, including Acorn Bioventures, Altium Capital, EcoR1 Capital, Samsara BioCapital, and Sarissa Capital. H.C. Wainwright and Co. is acting as exclusive placement agent for the financing.

Under the securities purchase agreement the investors have agreed to purchase, at an initial closing, approximately 9.7 million shares of the Company’s Common Stock (“Common Stock”) and accompanying warrants to purchase up to an aggregate of approximately 9.7 million shares of Common Stock, at a combined purchase price of $1.205 per share and accompanying warrant. Certain investors have also agreed to purchase, in lieu of shares of Common Stock, an aggregate of approximately 416,000 shares of non-voting Class A-1 convertible preferred stock at a price of $10.80 per share, and accompanying warrants to purchase an aggregate of up to approximately 4.16 million shares of Common Stock at a price of $0.125 for each share of Common Stock underlying the warrants. Each share of non-voting Class A-1 convertible preferred stock will be convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. The warrants will be exercisable for a period of five years following the date of issuance and will have an exercise price of $1.08 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The total gross proceeds to the Company from the sale of these securities at the initial closing is expected to be approximately $16.7 million. The initial closing is expected to occur on or about May 7, 2019, subject to customary closing conditions.

Subject to the Company’s public announcement on or before December 31, 2019 of its plan to recommence the Phase 1 multiple ascending dose clinical trial of RGLS4326 based upon correspondence from FDA (the “Public Announcement”), the investors have agreed to purchase shares of non-voting convertible preferred stock and accompanying warrants to purchase shares of Common Stock (“Milestone Securities”) in a second closing (collectively, “Milestone Closing”). The Milestone Closing will have aggregate gross proceeds of approximately $25.1 million.

Each additional share of non-voting convertible preferred stock will be convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations. The additional non-voting preferred stock will be sold at a price per share of $10.80 in the event the volume-weighted average price per share of Common Stock on Nasdaq (“VWAP”) during the five full trading days following the Public Announcement is at least $1.08. In the event the VWAP during the five full trading days following the Public Announcement is less than $1.08, the price per share of the additional non-voting preferred stock will be based on a VWAP preceding the Milestone Closing, and the issuance of the Milestone Securities will be subject to stockholder approval under Nasdaq Listing Rule 5635. The accompanying warrants will be sold at a price of $0.125 for each share of Common Stock underlying the warrants, will have an exercise price equal to 100% of the purchase price of the non-voting convertible preferred stock sold in the Milestone Closing (priced on an as-converted to Common Stock basis), subject to proportional adjustments in the event of stock splits or combinations or similar events, and will have an exercise term of five years from the date of issuance.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Autosomal Dominant Polycystic Kidney Disease (ADPKD)

ADPKD, caused by the mutations in the PKD1 or PKD2 genes, is among the most common human monogenic disorders and a leading cause of end-stage renal disease. The disease is characterized by the development of multiple fluid filled cysts primarily in the kidneys, and to a lesser extent in the liver and other organs. Excessive kidney cyst cell proliferation, a central pathological feature, ultimately leads to end-stage renal disease in approximately 50% of ADPKD patients by age 60. It is estimated that approximately 1 in 1,000 people bear a mutation in either PKD1 or PKD2 genes worldwide.

About RGLS4326

RGLS4326 is a novel oligonucleotide designed to inhibit miR-17 and designed to preferentially target the kidney. Preclinical studies with RGLS4326 have demonstrated direct regulation of PKD1 and PKD2 in human ADPKD cyst cells, a reduction in kidney cyst formation, improved kidney weight/body weight ratio, decreased cyst cell proliferation, and preserved kidney function in mouse models of ADPKD.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs. Regulus maintains its corporate headquarters in La Jolla, CA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the timing, size and completion of the proposed private financing, including statements regarding the Milestone Closing. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and in the endeavor of building a business around such drugs, feedback from the FDA and market conditions. These and other risks concerning Regulus’ financial position and programs are described in additional detail in Regulus’ filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact: Dan Chevallard, Chief Financial Officer, 858-202-6376, dchevallard@regulusrx.com